Exhibit 4.22

SEVENTH SUPPLEMENTAL INDENTURE
SEVENTH SUPPLEMENTAL INDENTURE, dated as of December 31, 2012 (the “Supplemental Indenture”), among Alpha Appalachia Holdings, Inc. (formerly known as Massey Energy Company), a Delaware corporation, as issuer (the “Issuer”), Mill Branch Coal Corporation, a Virginia corporation (the “Company”), the other Guarantors (as defined in the Indenture (defined below)), and Wilmington Trust Company, as trustee (the “Trustee”).
WITNESSETH
WHEREAS, the Issuer, the Guarantors and the Trustee executed that certain Senior Indenture (the “Base Indenture”), dated as of August 12, 2008, as supplemented by that First Supplemental Indenture (the “First Supplemental Indenture”), dated as of the same date, as further supplemented by that Second Supplemental Indenture (the “Second Supplemental Indenture”), dated as of July 20, 2009, as further supplemented by that Third Supplemental Indenture (the “Third Supplemental Indenture”), dated as of August 28, 2009, as further supplemented by that Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”), dated as of April 30, 2010, as further supplemented by that Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”), dated as of June 29, 2010, and as further supplemented by that Sixth Supplemental Indenture (the “Sixth Supplemental Indenture”), dated as of June 1, 2011 each by and among the Issuer, the Guarantors (defined therein) and the Trustee (the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture, collectively, and as amended and supplemented, the “Indenture”), providing for the issuance of the 3.25% Convertible Senior Notes due 2015 in the principal amount of up to Six Hundred Ninety Million and 00/100 Dollars ($690,000,000);
WHEREAS, pursuant to the Articles of Merger, dated as of December 17, 2012 by and among the Company, Big Laurel Mining Corporation, Bluff Spur Coal Corporation, Dorchester Enterprises, Incorporated, Exeter Coal Corporation, Guest Mountain Mining Corporation, Meadow Branch Mining Corporation and Osaka Mining Corporation, each a Virginia corporation and Guarantor (collectively, other than the Company, the “Consolidated Guarantors”) (the “Consolidation Agreement”), the Consolidated Guarantors have been consolidated with and into the Company effective on the date hereof upon the consummation of the transactions contemplated by the Consolidation Agreement (such time of effectiveness, the “Effective Time”);
WHEREAS, pursuant to Section 1505 of the Base Indenture, the Company desires to confirm its unconditional assumption of all the obligations of the Consolidated Guarantors under their Note Guarantees and the Indenture;
WHEREAS, Section 901 of the Base Indenture provide that supplemental indentures may be executed and delivered by the Issuer, the Guarantors and the Trustee for the purpose of amending or supplementing the Indenture to evidence the succession of another Person to a Guarantor and the assumption by any such successors of the obligations of such Guarantor under the Note Guarantees and the Indenture in accordance with Article Fifteen of the Base Indenture; and
WHEREAS, all other acts and proceedings necessary have been done to make this Supplemental Indenture, when executed and delivered by the Issuer, the Guarantors and the Trustee, the legal, valid and binding agreement of the Issuer and the Guarantors in accordance with its terms.
NOW THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:
Section 1. Confirmation of the Indenture; Definitions. Except as supplemented hereby, the Indenture is hereby confirmed and reaffirmed in all particulars. Anything in the Indenture or herein to the contrary notwithstanding, all recitals, definitions and provisions contained in this Supplemental Indenture shall take precedence over the recitals, definitions and provisions of the Indenture to the extent of any conflict between the two. Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meaning given them in the Indenture.

Section 2. Guarantee. (a) The Company hereby executes this Supplemental Indenture as a supplemental indenture to the Indenture for the purpose of reaffirming the Note Guarantee issued by the Company on April 30, 2010. Upon its execution hereof, the Company hereby acknowledges that it unconditionally assumes all of the obligations of the Consolidated Guarantors under their Note Guarantees and the Indenture, effective as of the date hereof.
(b) None of the shareholders, trustees, officers or Affiliates of the Company shall be liable for the Company’s obligations as a Guarantor arising under the Indenture.
Section 3. Conditions to Effectiveness of Supplemental Indenture and to Operation of Amendments Made Hereby. This Supplemental Indenture shall become effective immediately upon the Effective Time.
Section 4. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall together constitute but one and the same instrument.
Section 5. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 6. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
Section 7. Trustee. The recitals contained herein shall be taken as statements of the Company and the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as the validity or sufficiency of this Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

ALPHA APPALACHIA HOLDINGS, INC.

By:    /s/ Vaughn R. Groves
Name:    Vaughn R. Groves
Title:    Executive Vice President, General Counsel
and Secretary

GUARANTOR:
MILL BRANCH COAL CORPORATION

By:    /s/ Vaughn R. Groves
Name:    Vaughn R. Groves
Title:    Vice President and Secretary

OTHER GUARANTORS:

A.T. MASSEY COAL COMPANY, INC.
ALLIANCE COAL CORPORATION
ALPHA APPALACHIA SERVICES, INC.
ALPHA EUROPEAN SALES, INC.
ALPHA GAS & OIL COMPANY
ALPHA NATURAL RESOURCES, INC.
ALEX ENERGY, INC.
APPALACHIA COAL SALES COMPANY, INC.
APPALACHIA HOLDING COMPANY
ARACOMA COAL COMPANY, INC.
BANDMILL COAL CORPORATION
BANDYTOWN COAL COMPANY
BARNABUS LAND COMPANY
BELFRY COAL CORPORATION
BEN CREEK COAL COMPANY
BIG BEAR MINING COMPANY
BLACK KING MINE DEVELOPMENT CO.
BLACK MOUNTAIN RESOURCES, LLC
BOONE EAST DEVELOPMENT CO.
BOONE ENERGY COMPANY
BOONE WEST DEVELOPMENT CO.
BULL MOUNTAIN MINING CORPORATION
CENTRAL PENN ENERGY COMPANY, INC.
CENTRAL WEST VIRGINIA ENERGY COMPANY
CERES LAND COMPANY
CLEAR FORK COAL COMPANY
CLOVERLICK MANAGEMENT LLC
CRYSTAL FUELS COMPANY
CUMBERLAND EQUIPMENT CORPORATION
CUMBERLAND RESOURCES CORPORATION
DEHUE COAL COMPANY
DELBARTON MINING COMPANY
DEMETER LAND COMPANY
DORCHESTER ASSOCIATES LLC
DOUGLAS POCAHONTAS COAL CORPORATION
DRIH CORPORATION
DUCHESS COAL COMPANY
EAGLE ENERGY, INC.
ELK RUN COAL COMPANY, INC.
EN ROUTE LLC
FOGLESONG ENERGY COMPANY
GOALS COAL COMPANY
GREEN VALLEY COAL COMPANY
GREYEAGLE COAL COMPANY
HADEN FARMS, INC.
HANNA LAND COMPANY, LLC
(by ALEX ENERGY, INC., its Manager)
HARLAN RECLAMATION SERVICES LLC
HAZY RIDGE COAL COMPANY
HIGHLAND MINING COMPANY
HOPKINS CREEK COAL COMPANY
INDEPENDENCE COAL COMPANY, INC.
JACKS BRANCH COAL COMPANY
JOBONER COAL COMPANY

JST LAND COMPANY
JST MINING COMPANY
JST RESOURCES LLC
KANAWHA ENERGY COMPANY
KNOX CREEK COAL CORPORATION
LAUREN LAND COMPANY
LAXARE, INC.
LOGAN COUNTY MINE SERVICES, INC.
LONG FORK COAL COMPANY
LYNN BRANCH COAL COMPANY, INC.
MAGGARD BRANCH COAL LLC
MAJESTIC MINING, INC.
MARFORK COAL COMPANY, INC.
MARTIN COUNTY COAL CORPORATION
MEADOW BRANCH COAL LLC
MOUNTAIN MANAGEMENT, INCORPORATED
NEW MARKET LAND COMPANY
NEW RIDGE MINING COMPANY
NEW RIVER ENERGY CORPORATION
NICCO CORPORATION
NICHOLAS ENERGY COMPANY
NINE MILE SPUR LLC
NORTH FORK COAL CORPORATION
OMAR MINING COMPANY
PEERLESS EAGLE COAL CO.
PERFORMANCE COAL COMPANY
PETER CAVE MINING COMPANY
PIGEON CREEK PROCESSING CORPORATION
PILGRIM MINING COMPANY, INC.
POWELL RIVER RESOURCES
POWER MOUNTAIN COAL COMPANY
RAVEN RESOURCES, INC.
RAWL SALES & PROCESSING CO.
RESOURCE DEVELOPMENT LLC
RESOURCE LAND COMPANY LLC
ROAD FORK DEVELOPMENT COMPANY, INC.
ROBINSON-PHILLIPS COAL COMPANY
RODA RESOURCES LLC
ROSTRAVER ENERGY COMPANY
RUM CREEK COAL SALES, INC.
RUSSELL FORK COAL COMPANY
SC COAL CORPORATION
SCARLET DEVELOPMENT COMPANY
SHANNON-POCAHONTAS COAL CORPORATION
SHENANDOAH CAPITAL MANAGEMENT CORP.
SIDNEY COAL COMPANY, INC.
SPARTAN MINING COMPANY
STILLHOUSE MINING LLC
STIRRAT COAL COMPANY
STONE MINING COMPANY
SUPPORT MINING COMPANY
SYCAMORE FUELS, INC.
T.C.H. COAL CO.
TALON LOADOUT COMPANY
TENNESSEE CONSOLIDATED COAL COMPANY
TENNESSEE ENERGY CORP.
TOWN CREEK COAL COMPANY
TRACE CREEK COAL COMPANY

TUCSON LIMITED LIABILITY COMPANY,
(by: ALEX ENERGY, INC., its Manager)
VANTAGE MINING COMPANY
WEST KENTUCKY ENERGY COMPANY
WHITE BUCK COAL COMPANY
WILLIAMS MOUNTAIN COAL COMPANY
WINIFREDE COAL CORPORATION
WYOMAC COAL COMPANY, INC.

By:    /s/ Vaughn R. Groves
Name:    Vaughn R. Groves
Title:    Vice President

WILMINGTON TRUST COMPANY
as Trustee

By:    /s/ Joshua C. Jones
Name:    Joshua C. Jones
Title:    Financial Services Officer